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                         CONSENT OF INDEPENDENT AUDITORS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of North Fork Bancorporation, Inc. of our report dated January 21, 2003, except for Note 23 for which the date is February 16, 2004, relating to the financial statements of GreenPoint Financial Corp. which appears in the North Fork Bancorporation, Inc.'s Current Report on Form 8-K dated March 8, 2004. We also consent to the reference to us under the headings "Experts" in such Registration Statement.


PricewaterhouseCoopers LLP

New York, New York
March 8, 2004